Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 007, LLC", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JANUARY, A.D. 2020, AT 5:20 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7812963 8100
SR# 20200475349

Authentication: 202239154
Date: 01-22-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:20 PM 01/22/2020
FILED 05:20 PM 01/22/2020
SR 20200475349 - File Number 7812963

STATE OF DELAWARE

CERTIFICATE OF FORMATION OF MASTERWORKS 007, LLC

This Certificate of Formation of Masterworks 007, LLC (the "Company") dated as of January 22, 2020, is being duly executed and filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act, (6 Del. C. § 18-101 et seq. (the "Act").

FIRST: The name of the limited liability company formed hereby is Masterworks 007, LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware, required to be maintained by Section 18-104 of the Act, are Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:____________________
Jared Poplin
Authorized Person